EXHIBIT 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information
On August 21, 2014, Oneida UK Limited (the “Seller”), an indirect, wholly owned subsidiary of EveryWare Global, Inc. (“EveryWare” or the “Company”), sold the share capital of Oneida International Limited (“Oneida”) pursuant to an Agreement (the “Share Purchase Agreement”) with HUK 54 Limited (the “Buyer”), a subsidiary of Hilco Capital Limited, for consideration of an aggregate of £3.7 million consisting of indebtedness repaid by Buyer at closing, including amounts due to the Company and the repayment of Oneida’s revolving credit facility (the “U.K. Revolver”) with Burdale Financial Limited (the “Sale”). Oneida comprised the Company’s business in the United Kingdom. The Sale did not include the right to license the ONEIDA ®, Anchor Hocking® or Sant’ Andrea® brands, which are retained by the Company, subject to a four month exclusive European and Middle East license and subsequent sell off right.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014, reflects the pro forma effect as if the Share Purchase Agreement had been consumated on that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014, the year ended December 31, 2013, and the year ended December 31, 2012, include EveryWare’s historical statements of operations, adjusted to reflect the pro forma effect as if the Share Purchase Agreement had been consummated on January 1, 2012 (the first day of our 2012 fiscal year). The historical consolidated financial statements referred to above for EveryWare were included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and Annual Report on Form 10-K for the year ended December 31, 2013. The accompanying unaudited pro forma condensed consolidated financial information and the historical consolidated financial information presented herein should be read in conjunction with the historical consolidated financial statements and notes thereto for EveryWare.
The unaudited pro forma financial statement information is based upon available information and assumptions that the Company believes are reasonable and has been provided for informational purposes only. The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the sale occurred as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the Company.

EveryWare Global, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(dollars in thousands)

	June 30, 2014
	As Reported	Adjustments	Pro Forma
ASSETS
Current assets:
Cash	$4,346	$(503)	$3,843
Trade accounts receivable, net	40,653	(6,647)	34,006
Other accounts and notes receivable	8,412	(3,820)	4,592
Inventories	101,518	(11,049)	90,469
Assets held for sale	425	—	425
Income taxes receivable	499	—	499
Deferred tax asset	—	—	—
Other current assets	8,396	(2,832)	5,564
Total current assets	164,249	(24,851)	139,398
Property, plant and equipment, net	50,516	(1,226)	49,290
Goodwill	8,452	—	8,452
Other intangible assets	43,658	(1,563)	42,095
Deferred tax asset	—	—	—
Other assets	7,464	(118)	7,346
Total assets	$274,339	$(27,758)	$246,581

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Short-term debt	$5,847	$(5,847)	$—
Accounts payable	50,790	(4,485)	46,305
Accrued liabilities	27,570	(5,009)	22,561
Income taxes payable	45	4	49
Accrued pension	2,001	(238)	1,763
Current portion of long-term debt	2,841	—	2,841
Other current liabilities	—	—	—
Total current liabilities	89,094	(15,575)	73,519
Revolver	26,584	—	26,584
Long-term debt	245,299	—	245,299
Pension and other post-retirement benefits	2,323	1,065	3,388
Income taxes payable	454	—	454
Deferred income taxes	9,254	—	9,254
Deferred gain on sale / leaseback	14,936	—	14,936
Other liabilities	12,700	—	12,700
Total liabilities	400,644	(14,510)	386,134

Stockholders’ equity:
Total EveryWare stockholders’ deficit	(126,232)	(13,248)	(139,480)
Non-controlling interest	(73)	—	(73)
Total stockholders’ deficit	(126,305)	(13,248)	(139,553)
Total liabilities and stockholders’ deficit	$274,339	$(27,758)	$246,581

EveryWare Global, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(dollars in thousands, except per share amounts)

	Six months ended June 30, 2014
	As Reported	Adjustments	Pro Forma
Revenues:
Net sales	$191,425	$(18,037)	$173,388
Licensing fees	3,211	—	3,211
Total revenues	194,636	(18,037)	176,599
Cost of sales	169,128	(14,214)	154,914
Gross margin	25,508	(3,823)	21,685
Operating expenses:
Selling, distribution and administrative expenses	54,485	(9,380)	45,105
Restructuring expense (income)	191	(385)	(194)
Loss on disposal of assets	180	33	213
Long-lived asset impairment	2,231	—	2,231
Goodwill, intangible asset impairment	3,216	—	3,216
Total operating expenses	60,303	(9,732)	50,571
Loss from operations	(34,795)	5,909	(28,886)
Other (income) expense, net	(443)	162	(281)
Interest expense	11,168	(429)	10,739
Loss before income taxes	(45,520)	6,176	(39,344)
Income tax expense	19,773	—	19,773
Net loss	(65,293)	6,176	(59,117)
Less: Non-controlling interest in subsidiary’s loss	(56)	—	(56)
Net loss attributable to common stockholders	$(65,237)	$6,176	$(59,061)

Loss per common share:
Basic	$(3.17)		$(2.87)
Diluted	$(3.17)		$(2.87)

Weighted average shares outstanding:
Basic	20,554		20,554
Diluted	20,554		20,554

EveryWare Global, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(dollars in thousands, except per share amounts)

	Year Ended December 31, 2013
	As Reported	Adjustments	Pro Forma
Revenues:
Net sales	$433,304	$(32,265)	$401,039
Licensing fees	6,505	—	6,505
Total revenues	439,809	(32,265)	407,544
Cost of sales	341,836	(20,831)	321,005
Gross margin	97,973	(11,434)	86,539
Operating expenses:
Selling, distribution and administrative expenses	84,453	(12,530)	71,923
Restructuring expense	290	(1,355)	(1,065)
Loss on disposal of assets	36	2	38
Long-lived asset impairment	908	—	908
Goodwill, intangible asset impairment	—	—	—
Total operating expenses	85,687	(13,883)	71,804
Income from operations	12,286	2,449	14,735
Other (income) expense, net	(10)	12	2
Gain on bargain purchase	(1,150)	1,150	—
Interest expense	28,322	(596)	27,726
Loss before income taxes	(14,876)	1,883	(12,993)
Income tax expense	2,542	(16)	2,526
Net loss	(17,418)	1,899	(15,519)
Less: Non-controlling interest in subsidiary’s loss	(17)	—	(17)
Net loss attributable to common stockholders	$(17,401)	$1,899	$(15,502)

Loss per common share:
Basic	$(1.03)		$(0.92)
Diluted	$(1.03)		$(0.92)

Weighted average shares outstanding:
Basic	16,832		16,832
Diluted	16,832		16,832

EveryWare Global, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(dollars in thousands, except per share amounts)

	Year Ended December 31, 2012
	As Reported	Adjustments	Pro Forma
Revenues:
Net sales	$414,782	$(17,065)	$397,717
Licensing fees	6,907	—	6,907
Total revenues	421,689	(17,065)	404,624
Cost of sales	315,609	(9,910)	305,699
Gross margin	106,080	(7,155)	98,925
Operating expenses:
Selling, distribution and administrative expenses	86,246	(7,975)	78,271
Restructuring expense	612	(280)	332
Loss on disposal of assets	114	(1)	113
Total operating expenses	86,972	(8,256)	78,716
Income from operations	19,108	1,101	20,209
Other (income) expense, net	1,114	30	1,144
Interest expense	22,536	(100)	22,436
Loss before income taxes	(4,542)	1,171	(3,371)
Income tax benefit	(585)	3	(582)
Net loss	(3,957)	1,168	(2,789)
Less: Non-controlling interest in subsidiary’s loss	—	—	—
Net loss attributable to common stockholders	$(3,957)	$1,168	$(2,789)

Loss per common share:
Basic	$(0.32)		$(0.23)
Diluted	$(0.32)		$(0.23)

Weighted average shares outstanding:
Basic	12,190		12,190
Diluted	12,190		12,190